Exhibit 99.9

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

To the Boards of Directors of Vivo Participações S.A. (“Vivo”) and Telemig Celular Participações S.A. (“TCP”):

We hereby consent to the use of our name and to the inclusion of our valuation report, dated May 27, 2009, as Exhibit 99.2 to, and the reference thereto under the caption “The Restructuring—Valuation Report of Citi” in Part Five of, the Prospectus/Information Statement of Vivo and TCP, which Prospectus/Information Statement is part of the Registration Statement on Form F-4 of Vivo and TCP. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Otavio Guazzelli
Managing Director

São Paulo, Brazil

June 5, 2009